SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 8, 2015

Date of Report (Date of Earliest Event Reported)

Globalink, Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 Boundary Road, Vancouver, BC	V5K 4S1
(Address of principal executive offices)	(Zip Code)

(604) 828-8822

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On September 8, 2015, the registrant issued 1,100,000 restricted common shares to Yuan Chao Zhao for $110,000. These shares are exempt from registration under Section 4(a)(2) of the Securities Act.  Yuan Chao Zhao is a sophisticated investor, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, the registrant elected Mr. Yan Zhuang to the board of directors.  Mr. Zhuang is a professional manager in pharmaceutical and biotech industries. Mr. Zhuang received his bachelor degree in international trading from Zhejiang University in 1994, and Master in Business Administration (MBA) in 2007 from Zhejiang University and University of Management and Technology. From 2005 to 2007, Mr. Zhuang is Vice President of Hainan Qunli Pharmaceutical Co., Ltd., in charge of facility construction and equipment selection and installation, and tea polyphenol product research, development and sales. From 2000 to 2011, Mr. Zhuang was founder and General Manager of Zhejiang Newcovery Biotech Co., Ltd., a company focusing on developing TCM/herbal active ingredient and herbal extraction and purification technologies. It developed about 120 single standard research projects for government institutes and was also involved in major national science programs. Mr. Zhuang joined Zhejiang J&S Biotech Co., Ltd. as senior consultant from 2013 to 2015. Currently, Mr. Zhuang is general manager of Globalink’s Chinese subsidiary focusing on gingko plantation cultivation and gingko products development and sales.

On September 16, 2015, the board of directors of the registrant adopted the 2015 Stock Awards Plan and reserved 6,000,000 shares of the registrant’s common stock for issuance thereunder to employees, officers, directors and consultants of the registrant. The Stock Awards Plan shall be effective upon its adoption by the board of directors, provided that the Stock Awards Plan has been or is approved by the stockholders of the registrant within twelve months of its adoption by the board of directors. No further awards may be granted under the 2015 Stock Awards Plan on or after the date that is ten years following the effective date. The 2015 Stock Awards Plan shall remain in effect until all awards granted under the 2015 Stock Awards Plan have been satisfied or expired. The 2015 Stock Award Plan shall be administered by the board of directors or by the committee as authorized by the board of directors.

Item 9.01 Financial Statements and Exhibits

a. None

b. Exhibits

10.1 – 2015 Stock Awards Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2015		Globalink Ltd.

	By:	/s/ Hin Kwok Sheung
Hin Kwok Sheung
Chief Executive Officer